UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2005

PRIME GROUP REALTY TRUST

(Exact name of registrant as specified in its charter)

MARYLAND	1-13589	36-4173047
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 West Wacker Drive, Suite 3900, Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 917-1300.

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 17, 2005, Prime Group Realty Trust (the “Company”) and its operating partnership, Prime Group Realty, L.P. (the “Operating Partnership”), entered into an Agreement and Plan of Merger with Prime Office Company, LLC (the “Purchaser”), an acquisition vehicle formed by The Lightstone Group, LLC, a New Jersey-based real estate company, and Prime Office Merger Sub, LLC and Prime Office Merger Sub I, LLC, each wholly-owned subsidiaries of the Purchaser. Under the merger agreement, the Purchaser will acquire the Company for $7.25 in cash per common share and limited partner unit of the Operating Partnership. A copy of the merger agreement is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

The Company’s outstanding Series B Cumulative Redeemable Preferred Shares (the “Series B Shares”) will remain outstanding after the transaction is completed. All accrued but unpaid distributions on the Company’s Series B Shares, plus distributions for the entire calendar quarter in which the transaction closes, will be paid to the holders of the Series B Shares as part of the transaction.

The closing of the merger agreement is subject to, among other things, a number of customary conditions including the approval of the holders of the Company’s common shares. The transaction is not subject to any financing condition.

A copy of the joint press release announcing the merger agreement is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

The Purchaser is assuming the Company’s previously disclosed litigation with Prime/Mansur Investment Partners, LLC and its affiliates (“Prime/Mansur”) in the Circuit Court for Montgomery County, Maryland (the “Maryland State Court”), from and after the closing. The Company continues to vigorously pursue its lawsuit seeking a declaratory judgment that the October 2004 merger agreement between the Company and Prime/Mansur terminated automatically in accordance with its terms. The Company also intends to vigorously defend the allegations in the separate complaint filed by Prime/Mansur alleging, among other things, that the Company wrongfully terminated and otherwise breached the October 2004 merger agreement. At a Maryland State Court hearing on February 11, 2005, the Court consolidated these separate lawsuits into one case and granted the Company’s request to place the consolidated case on an expedited schedule.

This Form 8-K filing contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views with respect to future events and financial performance. The words “believes”, “expects”, “anticipates”, “estimates”, and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company’s filings with the Securities and Exchange Commission.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit No.	Description
10.1	Agreement and Plan of Merger dated as of February 17, 2005 by and among Prime Office Company, LLC, Prime Office Merger Sub, LLC, Prime Office Merger Sub I, LLC, Prime Group Realty Trust and Prime Group Realty, L.P.

99.1	Text of Joint Press Release of Prime Group Realty Trust and The Lightstone Group, LLC dated February 17, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GROUP REALTY TRUST

Dated: February 17, 2005	By:	/s/ Jeffrey A. Patterson
Jeffrey A. Patterson President and Chief Executive Officer